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                                                                   EXHIBIT j(1)

                [DECHERT PRICE & RHOADS LOGO APPEARS HERE]


                              October 1, 1999


AIM Investment Securities Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046


         Re:      AIM Investment Securities Funds
                  (File Nos. 33-39519 and 811-5686)
                  ---------------------------------

Dear Sirs:

         We hereby consent the reference to our firm in Post-Effective Amendment No. 11 to the Registration Statement of AIM Securities Funds. In giving such consent, however, we do not admit that we within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                             Very truly yours,



                                             /s/DECHERT PRICE & RHOADS